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                                                                      Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in (i) the Registration Statement on Form S-8 (File No. 33-48364), (ii) the Registration Statement on Form S-8 (File No. 33-66306) and (iii) the Registration Statement on Form S-3 (File No. 33-59734) of our reports dated August 14, 1998, except for Note 21 as to which the date is September 2, 1998, on our audits of the consolidated financial statements and financial statement schedule of Pharmaceutical Marketing Services Inc. and Subsidiaries as of June 30, 1997 and 1998, and the years ended June 30, 1996, 1997 and 1998, which reports are included in this Form 10-K.









                                                   PricewaterhouseCoopers L.L.P.


Stamford, Connecticut
September 24, 1998